PAGARÉ Y CARTA DE INSTRUCCIONES DE KASA WHOLEFOODS COMPANY SAS A FAVOR DE FLORA GROWTH CORP. SUCURSAL COLOMBIA

PAGARE No. 101

SANTIAGO MORA BAHAMON, mayor de edad, identificado con C.C. 1.020.727.140, actuando en calidad de representante legal de la empresa KASA WHOLEFOODS COMPANY SAS, una compañía regida por las leyes de la República de Colombia, constituida por documento privado No. 1 de asamblea de accionistas del 27 de junio de 2013, inscrita el 02 de julio de 2013 bajo el número 01744035 en la Cámara de Comercio de Bogotá, identificada con NIT. 900.636.525-1 (en adelante denominada en este documento como “KASA”), por medio del presente escrito manifiesto:

PRIMERA: Que debo y pagaré, incondicional y solidariamente a la orden de FLORA GROWTH CORP. SUCURSAL COLOMBIA, regida por las leyes de Colombia e identificada bajo el NIT 901.379.188-1, representada en este documento por el señor JOSÉ REINALDO CASTELLANOS BERNAL Ciudadano Colombiano domiciliado en la ciudad de Bogotá e identificado con la cedula de ciudadanía No. 19.158.484 de Bogotá. o, a la persona natural o jurídica a quien el mencionado acreedor ceda o endose sus derechos sobre este pagaré, la suma cierta de CIENTO VEINTICINCO MIL DÓLARES (US$125.000).

SEGUNDA: Que el pago total de la mencionada obligación se efectuará en un solo pago, el día _______ del mes de __________ del año ________, en la calle 93B No. 13 – 50, oficina 101, ubicada en la ciudad de Bogotá D.C.

TERCERA: Que en caso de mora pagaré a FLORA GROWTH CORP. SUCURSAL COLOMBIA, o a la persona natural o jurídica a quien el mencionado acreedor ceda o endose sus derechos, intereses de mora a la más alta tasa permitida por la Ley, desde el día siguiente a la fecha de exigibilidad del presente pagare, y hasta cuando su pago total se efectúe.

PROMISSORY NOTE No. 101

SANTIAGO MORA BAHAMON, of legal age, identified with C.C. 1,136,880,358, acting as the legal representative of the company KASA WHOLEFOODS COMPANY SAS, a company governed by the laws of the Republic of Colombia, constituted by private document No. 1 of the shareholders' meeting of June 27, 2013, registered on July 02, 2013 under number 01744035 in the Chamber of Commerce of Bogotá, identified with NIT. 900.636.525-1, (hereinafter referred to in this document as “KASA”), by means of this manifest document:

FIRST: That I owe and will pay, unconditionally and in solidarity to the order of FLORA GROWTH CORP. BRANCH COLOMBIA, governed by the laws of Colombia and identified under NIT 901.379.188-1, represented in this document by JOSÉ REINALDO CASTELLANOS BERNAL Colombian citizen domiciled in the city of Bogotá and identified with citizenship ID No. 19.158. 484 from Bogotá. or, to the natural or legal person to whom the aforementioned creditor assigns or endorses his rights to this promissory note, the certain amount of ONE HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS (US$ 125,000).

SECOND: That the total payment of the aforementioned obligation will be made in a single payment, on the day _______________ of the month ___________________ of the year _______________, at Calle 93B No. 13 - 50, office 101, located in the city of Bogotá D.C.

THIRD: That in case of default I will pay FLORA GROWTH CORP. BRANCH COLOMBIA, or to the natural or legal person to whom the aforementioned creditor transfers or endorses his rights, default interest at the highest rate allowed by Law, from the day following the date of payment of this payable, and until when your full payment is made.

PAGARÉ Y CARTA DE INSTRUCCIONES DE KASA WHOLEFOODS COMPANY SAS A FAVOR DE FLORA GROWTH CORP. SUCURSAL COLOMBIA

CUARTA: Expresamente declaro excusado el protesto del presente pagaré y los requerimientos judiciales o extrajudiciales para la constitución en mora.

En constancia de lo anterior, firmo el presente documento, el 1 de junio del año 2020.

/s/ Santiago Mora Bahamon
SANTIAGO MORA BAHAMON
C.C. 1.020.727.140
Representante Legal /Legal Representative KASA WHOLEFOODS COMPANY SAS
NIT. / ID. 900.751.809-8
DEUDOR / DEBTOR

FOURTH: I expressly declare excused the protest of the present promissory note and the judicial or extrajudicial requirements for the constitution in default.

In proof of the foregoing, I sign this document on June 1, 2020.

PAGARÉ Y CARTA DE INSTRUCCIONES DE KASA WHOLEFOODS COMPANY SAS A FAVOR DE FLORA GROWTH CORP. SUCURSAL COLOMBIA

CARTA DE INSTRUCCIONES

Señores:
FLORA GROWTH CORP. SUCURSAL COLOMBIA
Bogotá- Colombia

REFERENCIA: AUTORIZACIÓN PARA LLENAR ESPACIOS EN BLANCO DEL PAGARE No. 101

SANTIAGO MORA BAHAMON, mayor de edad, identificado con C.C. 1.020.727.140, mayor de edad, actuando en representación de KASA WHOLEFOODS COMPANY SAS, una compañía regida por las leyes de la República de Colombia, constituida por documento privado No. 1 de asamblea de accionistas del 27 de junio de 2013, inscrita el 02 de julio de 2013 bajo el número 01744035 en la Cámara de Comercio de Bogotá, identificada con NIT. 900.636.525-1, por medio del presente escrito manifiesto que lo faculto a usted, de manera permanente e irrevocable para que, en caso de incumplimiento en el pago oportuno de alguna de las obligaciones que en mi calidad de deudor de FLORA GROWTH CORP. SUCURSAL COLOMBIA, regida por las leyes de Colombia e identificada bajo el NIT 901.379.188-1, representada en este documento por el señor JOSÉ REINALDO CASTELLANOS BERNAL, o, a la persona natural o jurídica a quien el mencionado acreedor ceda o endose sus derechos sobre este pagaré; sin previo aviso, proceda a llenar los espacios en blanco del pagaré No. 101, que he suscrito en la fecha a su favor y que se anexa, con el fin de convertir el pagaré, en un documento que presta mérito ejecutivo y que está sujeto a los parámetros legales del Artículo 622 del Código de Comercio, conforme con la siguiente precisión:

1. El espacio correspondiente a la fecha en que se debe hacer el pago se llenará con la fecha correspondiente al día en que sea llenado el pagaré, fecha que se entiende

INSTRUCTION LETTER

FLORA GROWTH CORP. BRANCH COLOMBIA
Bogota - Colombia

REFERENCE: AUTHORIZATION TO FILL IN BLANK SPACES OF PROMISSORY NOTE No. 101

SANTIAGO MORA BAHAMON, of legal age, identified with C.C. 1.020.727.140, of legal age, acting on behalf of KASA WHOLEFOODS COMPANY SAS, a company governed by the laws of the Republic of Colombia, constituted by private document No. 1 of the shareholders' meeting of June 27, 2013, registered on July 02, 2013 under number 01744035 in the Chamber of Commerce of Bogotá, identified with NIT. 900.636.525-1, by means of this manifest document that I empower you, permanently and irrevocably so that, in the event of failure to timely pay any of the obligations that in my capacity as debtor of FLORA GROWTH CORP. BRANCH COLOMBIA, governed by the laws of Colombia and identified under NIT 901.379.188-1, represented in this document by JOSÉ REINALDO CASTELLANOS BERNAL, or, to the natural or legal person to whom the aforementioned creditor assigns or endorses his rights on this promissory note; without prior notice, proceed to fill in the blanks of the promissory note No. 101, which I have signed on the date in your favor and which is attached, in order to convert the promissory note, into a document that provides executive merit and is subject to the legal parameters of Article 622 of the Commercial Code, in accordance with the following precision:

1. The space corresponding to the date on which the payment must be made will be filled with the date corresponding to the day

PAGARÉ Y CARTA DE INSTRUCCIONES DE KASA WHOLEFOODS COMPANY SAS A FAVOR DE FLORA GROWTH CORP. SUCURSAL COLOMBIA

que es la de su vencimiento.

En constancia de lo anterior, firmo el presente documento, el 1 de junio del año 2020.

/s/ Santiago Mora Bahamon
SANTIAGO MORA BAHAMON
C.C. 1.020.727.140
Representante Legal / Legal Representative KASA WHOLEFOODS COMPANY SAS
NIT. 900.751.809-8
DEUDOR / DEBTOR
on which the promissory note is filled, which date is understood to be the due date. In proof of the foregoing, I sign this document on June 1, 2020.